Exhibit 31.1

CERTIFICATIONS

I, Robert M. Chiste, certify that:

1.        I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Comverge, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 10, 2009

/s/ Robert M. Chiste

Robert M. Chiste

Chairman, President and Chief Executive Officer

(Principal Executive Officer)